SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 10, 2001
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                              Communicate.com Inc.
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                     (Exact Name of Registrant as Specified)

                                     Nevada
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                 (State or other jurisdiction of incorporation)

       000-29929                                       33-0786959
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(Commission File Number)                    (IRS Employer Identification No.)

  #1300 - 1090 West Georgia Street, Vancouver, B.C.            V6E 3V7
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(Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code: (604) 697-0136
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Item 5.  Other Events

On October 10, 2001, the Company and its subsidiary, Communicate.com Inc. entered into a loan transaction with Siden Investments Ltd. ("Siden") pursuant to which the Company and its subsidiary borrowed an aggregate of US$150,000. The borrowed funds will be used to pay outstanding debt and lease obligations and for general working capital. In conjunction with the borrowing, the Company granted warrants to Siden to purchase up to 10,000,000 shares of its common stock an exercise price of $0.02 per share. The exercise price of the share purchase warrants was determined by discounting the weighted average closing price of the Company's common shares for the month of October. Siden Capital Corp., an affiliate of Siden, holds 75,766 shares of common stock of the Company.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              Communicate.com Inc., a Nevada
                                              corporation

Date:             November 6, 2001            By  /s/   Graham B. Heal
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                                              Title:    President